Exhibit 4.3

                          [FRONT OF STOCK CERTIFICATE]
         COMMON                                               COMMON


                                                THIS CERTIFICATE IS TRANSFERABLE
                                                    IN MINNEAPOLIS, MINNESOTA
                                                      OR NEW YORK, NEW YORK
                INCORPORATED UNDER THE LAWS
              OF THE COMMONWEALTH OF VIRGINIA
                                                   CUSIP 913456 10 9
                                          SEE REVERSE FOR CERTAIN DEFINITIONS


                              UNIVERSAL CORPORATION

This certifies that

is the owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON CAPITAL STOCK OF

Universal Corporation (hereinafter called "the Company") transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all of the terms, conditions, and limitations of the Articles of Incorporation of the Company and all amendments thereto. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
         In Witness Whereof, the Company has caused this certificate to be sealed with a facsimile of its corporate seal and to be signed by its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:                        /S/ Henry H. Harrell
 NORWEST BANK MINNESOTA, NA.                             CHAIRMAN AND
                                                         CHIEF EXECUTIVE OFFICER
                          TRANSFER AGENT
                           AND REGISTRAR
                                                     /S/ J. M. White, III
BY  /s/                                                                SECRETARY
                    AUTHORIZED SIGNATURE

                                                         [SEAL]

                           [BACK OF STOCK CERTIFICATE]

                              UNIVERSAL CORPORATION

         THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST, AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OF STOCK WHICH THE COMPANY IS AUTHORIZED TO ISSUE. REQUESTS MAY BE DIRECTED TO UNIVERSAL CORPORATION, 1501 NORTH HAMILTON STREET, RICHMOND, VIRGINIA 23230.
         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common          UNIF GIFT MIN ACT -.....Custodian......
                                                            (Cust)       (Minor)
TEN ENT  - as tenants by the entireties         under Uniform Gifts to Minors
                                                Act.............................
JT TEN   - as joint tenants with right of                     (State)
           survivorship and not as tenants
           in common

     Additional abbreviations may also be used though not in the above list.


For value received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
 ____________________________________
|                                    |
|____________________________________|__________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
________________________________________________________________________________

__________________________________________________________________________Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________________

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated_____________________

                                     ___________________________________________

In Presence of

Signature(s) Guaranteed:

______________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION. AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Universal Corporation and Wachovia Bank, N.A., dated as of December 3, 1998, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Universal Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Universal Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.